UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2015
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)

2500 Bee Cave Road, Building 1, Suite 200 Rollingwood, Texas (Address of principal executive offices)	78746 (zip code)

1901 Capital Parkway, Austin, Texas(Former address of principal executive offices)
Registrant’s telephone number, including area code: (512) 314-3400
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review

(a)
As previously disclosed, EZCORP, Inc. (“we” or the “Company”) has delayed the filing of our Quarterly Reports on Form 10-Q for the second quarter of fiscal 2015 (ended March 31, 2015) and the third quarter of fiscal 2015 (ended June 30, 2015) pending the completion of a review and analysis of certain accounting issues relating to our Grupo Finmart loan portfolio. On July 17, 2015, we issued a Current Report on Form 8-K and a related press release disclosing the decision of our Board of Directors to restate our previously issued financial statements for fiscal 2014 and the first quarter of fiscal 2015 in order to correct the accounting treatment of certain structured asset sales completed during those periods. We also disclosed that we were continuing to evaluate other accounting issues related to our Grupo Finmart loan portfolio and, based on the outcome of that review, we may determine that financial statements for periods prior to fiscal 2014 should also be restated.

Based on that review (which is now substantially completed), the Audit Committee, in consultation with management and Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for fiscal 2014 and 2013, and BDO USA, LLP (“BDO”), our independent registered accounting firm for fiscal 2012 and 2015, concluded on October 18, 2015 that our previously issued financial statements for fiscal 2012 and fiscal 2013 (including the quarterly periods within those years, other than the first quarter of fiscal 2012) should be restated to adjust the interest revenue and bad debt reserves associated with the Grupo Finmart loan portfolio. The Audit Committee's recommendation was presented to the full Board of Directors, and on October 19, 2015, the Board determined that the audited financial statements for fiscal 2012 and 2013 (including the respective reports of the independent registered public accounting firms relating thereto) and the unaudited financial statements for the quarterly periods within those years (other than the first quarter of fiscal 2012) should no longer be relied upon because of the accounting issues related to the Grupo Finmart loan portfolio. Accordingly, we will restate our previously issued financial statements for those periods.
Completion of Grupo Finmart “Non-Performing” Loan Review
As previously disclosed, during the course of a comprehensive review of the entire Grupo Finmart loan portfolio to identify all loans that were being carried as active loans but with respect to which Grupo Finmart was not currently receiving payments (“non-performing” loans), we identified the following issues:

•
We determined that the non-performing loans included a number of out-of-payroll loans that had not been properly classified and recognized as such. This error has caused an understatement of bad debt expense and an overstatement of accrued interest income in prior periods. We have now analyzed the non-performing loan portfolio to identify all out-of-payroll loans and have determined, on a loan-by-loan basis, the period during which we should have charged the loan to bad debt expense and ceased accruing interest income for U.S. GAAP purposes.

•
We also found that many of the non-performing loans, while still in-payroll, have been in non-performing status for some time. Under Grupo Finmart’s historic interest accrual policy, we have accrued and recognized interest income on in-payroll loans over the stated life of the loans even though, because of delays or interruptions in the receipt of payments, the period over which the interest income is actually received is longer than the stated loan term. After reviewing the aging characteristics of the non-performing loans and consulting with Deloitte and BDO, we have determined that it is appropriate for U.S. GAAP purposes to apply the following interest accrual and bad debt recognition policies:

(1)	Accrue and recognize interest income over the period that payments are expected to be received rather than over the stated term of the loan; and

(2)
For loans that have been in non-performing status for 180 days, charge the loan principal to consumer loan bad debt expense, reduce interest revenue by the amount of unpaid interest theretofore accrued on the loan and cease accruing future interest revenue. Any future collections would be recorded under the cost recovery method.

The application of this methodology will result in adjustments to interest income and bad debt expense for all periods since we began consolidation of Grupo Finmart in the second quarter of fiscal 2012. Those adjustments will be reflected in the restated financial statements for fiscal 2012, 2013 and 2014 and the first quarter of fiscal 2015, as well as in the financial statements for the second and third quarter of fiscal 2015 and future periods.

Expected Restatement Adjustments and Timing
We currently expect that the aggregate restatement adjustments (including those attributable to the review of the asset sales and those attributable to the non-performing loan review, as well as certain other immaterial adjustments identified during the restatement process) will result in the following reductions to pre-tax income:

Period	Estimated Range of Reduction in Pre-Tax Income (in millions)
Fiscal 2012	$12 to $18
Fiscal 2013	$22 to $25
Fiscal 2014	$48 to $53
Fiscal 2015 (first quarter)	$9 to $13
A significant portion of the restatement adjustments reflects the timing of income recognition, such that negative adjustments in past periods are expected to result in positive adjustments in subsequent periods. The amounts shown above reflect the net impact of those negative and positive adjustments, and the financial results for periods subsequent to the first quarter of fiscal 2015 will reflect the recognition of income that was deferred as part of the restatement. The restatement is expected to have no cash impact.
As previously disclosed, The Nasdaq Stock Market has granted us an exception to the listing requirements regarding the timely filing of periodic reports subject to the condition that, on or before November 9, 2015, we must have filed all delinquent SEC filings as required by Nasdaq Listing Rule 5250(c)(1). We continue to believe that we will be able to regain compliance within the timeframe allowed by that exception.
Nature of Accounting Errors
We continue to believe that the errors in our previously issued financial statements are the result of unintentional accounting errors or mistakes and ineffective internal controls and not the result of any deliberate attempt to misstate financial statements, misrepresent the Company’s financial condition or results of operations, or deceive or defraud investors. The Audit Committee (following substantial completion of its own investigation) concurs with that assessment.
Control Deficiencies and Remedial Measures
Management and the Audit Committee continue to identify and evaluate the deficiencies in our internal control over financial reporting that gave rise to the accounting errors described above. We believe that failure to properly account for the structured asset sales, as well as the failure to identify out-of-payroll loans and adequately track the aging of non-performing loans, are control deficiencies that constitute material weaknesses in our internal control over financial reporting and deficiencies in our disclosure controls and procedures. Because of the control deficiencies described above, our previous disclosures regarding internal control over financial reporting (including the respective reports of the independent registered public accounting firms related thereto) and disclosure controls and procedures contained in our annual and quarterly reports for fiscal 2012 (other than the first quarter thereof) and fiscal 2013 should no longer be relied upon.
We are in the process of designing and implementing an appropriate remediation plan, which will be described more fully in our amended reports for the affected periods.
Disclosures About Forward-Looking Statements
All above statements regarding the expected impact of the restatement and the expected timing for filing our delinquent SEC reports constitute forward-looking statements that are based on our current expectations. The final amounts and the detailed presentation of the restatement will be included in our upcoming filings after we have completed our work on the restatement, Deloitte and BDO have completed their review of the financial statements for the restatement periods, and the Audit Committee has completed its final review of the financial statements for the restatement periods. There can be no assurance that this information will not change, possibly materially, before we file the restated financial statements or that the process of preparing our restated financial statements (including review by Deloitte, BDO and the Audit Committee) will not take longer than currently anticipated.
This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the Audit Committee or management. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, as well as our expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of our disclosure controls and procedures, and our deficiencies in internal control over financial reporting to differ materially from those in the forward-looking statements. These factors include the risk that additional information may arise as a result of our internal review, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments. For a discussion of a variety of risk factors affecting our business and prospects, see “Item 1A — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as supplemented by our Current Report on Form 8-K dated May 14, 2015 and our Current Report on Form 8-K dated September 27, 2015.
Item 7.01 — Regulation FD Disclosure
On October 20, 2015, the Company issued a press release disclosing the Board of Directors' determination to restate the financial statements for fiscal 2012 and 2013. A copy of that press release is furnished as Exhibit 99.1 to this Report.
Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.

99.1	EZCORP, Inc. press release dated October 20, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: October 20, 2015	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	EZCORP, Inc. press release dated October 20, 2015